Exhibit 99.1
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Adolph Hunter
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Reports Q1 Revenue Up 11% Over Q1 2006
     SAN JOSE, Calif.—Apr. 25, 2007—Cadence Design Systems, Inc. (NASDAQ: CDNS) today reported first quarter 2007 revenue of $365 million, an increase of 11 percent over the $328 million reported for the same period in 2006. On a GAAP basis, Cadence recognized net income of $44 million, or $0.15 per share on a diluted basis, in the first quarter of 2007, compared to $22 million, or $0.07 per share on a diluted basis, in the same period in 2006.
     In addition to using GAAP results in evaluating Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, integration and acquisition-related costs, gains and expenses related to non-qualified deferred compensation plan assets, executive severance payments, restructuring charges, losses on extinguishment of debt, and equity in losses (income) from investments. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.
     Using this non-GAAP measure, net income in the first quarter of 2007 was $75 million, or $0.26 per share on a diluted basis, as compared to $66 million, or $0.21 per share on a diluted basis, in the same period in 2006.
     “We saw strong growth in our core business in the first quarter led by our digital platform, and we continued to build the foundations for expansion into adjacent markets,” said Mike Fister, president and CEO of Cadence.
     “The first quarter was characterized by continued consistent execution against our objectives to demonstrate growth and achieve our operating targets,” added Bill Porter, executive vice president and chief financial officer.
     The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not include the impact of any mergers, acquisitions or other business combinations completed after Mar. 31, 2007.
Business Outlook
     For the second quarter of 2007, the company expects total revenue in the range of $375 million to $385 million. Second quarter GAAP earnings per diluted share are expected to be in the range of $0.17 to $0.19. Diluted earnings per share using the non-GAAP measure defined below are expected to be in the range of $0.28 to $0.30.
     For the full year 2007, the company expects total revenue in the range of $1.580 billion to $1.630 billion. On a GAAP basis, net income per diluted share for fiscal 2007 is expected to be in the range of $0.84 to $0.92. Using the non-GAAP measure defined below, diluted earnings per share for fiscal 2007 are expected to be in the range of $1.27 to $1.35.
     A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to the non-GAAP net income and diluted net income per share is included with this release.
Audio Webcast Scheduled
     Fister and Porter will host a first quarter 2007 financial results audio webcast today, Apr. 25, 2007, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting Apr. 25, 2007, at 5 p.m. Pacific time and ending at 5 p.m. Pacific time on May 2, 2007. Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. Cadence reported 2006 revenues of approximately $1.5 billion, and has approximately 5,200 employees. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company, its products, and services is available at www.cadence.com.
     Cadence is a registered trademark and the Cadence logo is a trademark of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding the company’s first quarter 2007 results, those contained in the Business Outlook section above and the statements by Mike Fister and Bill Porter include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside Cadence’s control, including, among others: Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or technologies or the failure to successfully integrate those it acquires.
     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended Dec. 30, 2006.

GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, integration and acquisition-related costs, gains and expenses related to non-qualified deferred compensation plan assets, executive severance payments, restructuring charges (severance and benefits, excess facilities and asset-related restructuring charges), losses on extinguishment of debt, and equity in losses (income) from investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Management believes it is useful in measuring Cadence’s operations to exclude amortization of intangibles, in-process research and development and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the short term. In addition, management believes it is useful to exclude stock-based compensation expense because it enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is not directly attributable to the underlying performance of the company’s business operations. Management also believes that it is useful to exclude restructuring costs. Cadence has dramatically reduced the size of its design services business and portions of its product and maintenance businesses over the past several years. As a result, in 2001, 2002 and 2003, Cadence’s GAAP statements of operations have included significant charges relating to such restructurings. Management believes that in measuring its operations it is useful to exclude such restructuring costs because the company’s level of restructuring activities has significantly decreased. Management also believes it is useful to exclude executive severance costs as these costs do not occur frequently. Management also believes it is useful to exclude gains and expenses related to its non-qualified deferred compensation plan assets as these gains and expenses are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the plan. Finally, management also believes it is useful to exclude the equity in losses (income) from investments and investment write-downs, as these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income (expense) and are part of the company’s investment activities.
     Management believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-

GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.
     The following tables reconcile the specific items excluded from GAAP net income in the calculation of non-GAAP net income for the periods shown below:

Net Income Reconciliation	Quarters Ended
	March 31, 2007	April 1, 2006
(in thousands)	(unaudited)
Net income on a GAAP basis	$44,421	$21,779
Amortization of acquired intangibles	11,290	20,715
Stock-based compensation expense	27,682	29,665
Non-qualified deferred compensation expense	3,157	2,348
Restructuring and other charges	(945)	(430)
Write-off of acquired in-process technology	—	900
Integration and acquisition-related costs	353	512
Equity in losses from investments, gain on non-qualified deferred compensation plan assets – recorded in Other income, net	(2,702)	(2,530)
Income tax effect of non-GAAP adjustments	(7,952)	(6,600)
Cumulative effect of change in accounting principle	—	(418)

Net income on a non-GAAP basis	$75,304	$65,941

Diluted Net Income per Share Reconciliation	Quarters Ended
	March 31, 2007	April 1, 2006
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.15	$0.07
Amortization of acquired intangibles	0.04	0.07
Stock-based compensation expense	0.09	0.09
Non-qualified deferred compensation expense	0.01	0.01
Restructuring and other charges	—	—
Write-off of acquired in-process technology	—	—
Integration and acquisition-related costs	—	—
Equity in losses from investments, gain on non-qualified deferred compensation plan assets – recorded in Other income, net	(0.01)	(0.01)
Income tax effect of non-GAAP adjustments	(0.02)	(0.02)
Cumulative effect of change in accounting principle	—	—

Diluted net income per share on a non-GAAP basis	$0.26	$0.21

Shares used in calculation of diluted net income per share —GAAP	293,603	315,354
Shares used in calculation of diluted net income per share —non-GAAP (A)	293,603	315,354

(A)	Shares used in the calculation of GAAP earnings per share are expected to be the same as shares used in the calculation of non-GAAP earnings per share except when the company reports a GAAP loss and non-GAAP income, or GAAP income and a non-GAAP loss.

Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of intangibles or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments as well as overall company performance within a given business environment. Losses on extinguishment of debt can be incurred on remaining convertible notes. All of these metrics are important to financial performance generally.
Though Cadence management finds its non-GAAP measure is useful in evaluating the performance of Cadence’s business, its reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence management typically uses its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations.
Cadence believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of performance, and an additional baseline for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its financial results.
Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the Business Outlook published in this press release. At the same time, Cadence will keep this press release, including the outlook, publicly available on its Web site.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the Business Outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning Jun. 15, 2007, Cadence will observe a “Quiet Period” during which the Business Outlook as provided in this press release and the company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Cadence representatives will not comment on Cadence’s business outlook or its financial results or expectations. The Quiet Period will extend until the day when Cadence’s Second Quarter 2007 Earnings Release is published, which is currently scheduled for Jul. 25, 2007.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
March 31, 2007 and December 30, 2006
(In thousands)
(Unaudited)

	March 31, 2007	December 30, 2006
Current Assets:
Cash and cash equivalents	$946,754	$934,342
Short-term investments	22,502	24,089
Receivables, net of allowances of $4,757 and $3,804, respectively	256,343	238,438
Inventories	37,854	37,179
Prepaid expenses and other	92,049	77,957

Total current assets	1,355,502	1,312,005

Property, plant and equipment, net of accumulated depreciation of $568,919 and $615,768, respectively	326,096	354,575
Goodwill	1,261,865	1,267,579
Acquired intangibles, net	101,507	112,738
Installment contract receivables	160,588	149,584
Other assets	364,162	246,341

Total Assets	$3,569,720	$3,442,822

Current Liabilities:
Current portion of long-term debt	$—	$28,000
Accounts payable and accrued liabilities	191,402	259,790
Current portion of deferred revenue	268,187	260,275

Total current liabilities	459,589	548,065

Long-term Liabilities:
Long-term portion of deferred revenue	91,366	95,018
Convertible notes	730,385	730,385
Other long-term liabilities	419,475	370,063

Total long-term liabilities	1,241,226	1,195,466

Stockholders’ Equity	1,868,905	1,699,291

Total Liabilities and Stockholders’ Equity	$3,569,720	$3,442,822

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Quarters Ended March 31, 2007 and April 1, 2006
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended
	March 31,	April 1,
	2007	2006
Revenue:
Product	$237,904	$208,122
Services	31,922	32,431
Maintenance	95,359	87,661

Total revenue	365,185	328,214

Costs and Expenses:
Cost of product	15,652	20,480
Cost of services	23,615	24,067
Cost of maintenance	15,123	16,050
Marketing and sales	102,698	94,476
Research and development	117,065	116,261
General and administrative	40,611	35,041
Amortization of acquired intangibles	4,509	8,350
Restructuring and other charges	(945)	(430)
Write-off of acquired in-process technology	—	900

Total costs and expenses	318,328	315,195

Income from operations	46,857	13,019

Interest expense	(3,460)	(3,540)
Other income, net	19,530	28,450

Income before provision for income taxes and cumulative effect of change in accounting principle	62,927	37,929

Provision for income taxes	18,506	16,568

Net income before cumulative effect of change in accounting principle	44,421	21,361

Cumulative effect of change in accounting principle, net of tax	—	418

Net income	$44,421	$21,779

Net income per share before cumulative effect of change in accounting principle:
Basic	$0.16	$0.08

Diluted	$0.15	$0.07

Net income per share after cumulative effect of change in accounting principle:
Basic	$0.16	$0.08

Diluted	$0.15	$0.07

Weighted average common shares outstanding — basic	269,660	281,642

Weighted average common shares outstanding — diluted	293,603	315,354

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Quarters Ended
	March 31,	April 1,
	2007	2006
Cash and Cash Equivalents at Beginning of Period	$934,342	$861,315

Cash Flows from Operating Activities:
Net income	44,421	21,779
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of change in accounting principle	—	(418)
Depreciation and amortization	31,920	40,942
Stock-based compensation	27,682	29,665
Equity in loss from investments, net	637	300
Gain on investments, net	(7,498)	(20,048)
Gain on sale and leaseback of land and buildings	(11,127)	—
Write-down of investment securities	—	1,001
Write-off of acquired in-process technology	—	900
Non-cash restructuring and other charges	59	44
Tax benefit of call options	1,906	954
Deferred income taxes	191	3,880
Proceeds from the sale of receivables, net	41,434	24,595
Provisions (recoveries) for losses (gains) on trade accounts receivable and sales returns	1,283	(1,240)
Other non-cash items	3,157	2,251
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	18,156	66,015
Installment contract receivables	(87,504)	(57,333)
Inventories	(651)	2,133
Prepaid expenses and other	(9,832)	(8,492)
Other assets	(4,346)	(2,139)
Accounts payable and accrued liabilities	(37,729)	(89,530)
Deferred revenue	6,661	20,693
Other long-term liabilities	143	5,442

Net cash provided by operating activities	18,963	41,394

Cash Flows from Investing Activities:
Proceeds from sale of available-for-sale securities	—	3,687
Proceeds from sale of short-term investments	197	—
Proceeds from the sale of long-term investments	4,787	20,000
Proceeds from sale of property, plant and equipment	46,500	—
Purchases of property, plant and equipment	(20,394)	(15,279)
Investment in venture capital partnerships and equity investments	(1,499)	(2,000)
Cash paid in business combinations and asset acquisitions, net of cash acquired, and acquisition of intangibles	(1,547)	(1,329)

Net cash provided by investing activities	28,044	5,079

Cash Flows from Financing Activities:
Principal payments on term loan	(28,000)	(33,000)
Tax benefit from employee stock transactions	8,642	6,140
Proceeds from issuance of common stock	111,616	61,460
Purchases of treasury stock	(127,678)	(69,032)

Net cash used for financing activities	(35,420)	(34,432)

Effect of exchange rate changes on cash and cash equivalents	825	(470)

Increase in cash and cash equivalents	12,412	11,571

Cash and Cash Equivalents at End of Period	$946,754	$872,886

Cadence Design Systems, Inc.
As of April 25, 2007
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Quarter ended	Year ended
	June 30, 2007	December 29, 2007
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.17 to $0.19	$0.84 to $0.92

Amortization of acquired intangibles	0.03	0.14
Stock-based compensation expense	0.09	0.35
Non-qualified deferred compensation expense	—	0.01
Restructuring and other charges	—	—
Integration and acquisition-related costs	—	—
Equity in losses from investments, gain on non-qualified deferred compensation plan assets	—	—
Income tax effect of non-GAAP adjustments	(0.01)	(0.07)

Diluted net income per share on a non-GAAP basis	$0.28 to $0.30	$1.27 to $1.35

Cadence Design Systems, Inc.
As of April 25, 2007
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Quarter ended	Year ended
	June 30, 2007	December 29, 2007
($ in Millions)	Forecast	Forecast
Net income on a GAAP basis	$50 to $56	$243 to $267

Amortization of acquired intangibles	10	41
Stock-based compensation expense	26	102
Non-qualified deferred compensation expense	—	3
Restructuring and other charges	—	(1)
Integration and acquisition-related costs	—	1
Equity in losses from investments, gain on non-qualified deferred compensation plan assets	1	1
Income tax effect of non-GAAP adjustments	(5)	(19)

Net income on a non-GAAP basis	$82 to $88	$371 to $395

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2005					2006					2007
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1

North America	46%	49%	53%	42%	48%	51%	48%	54%	60%	54%	48%
Europe	16%	17%	21%	20%	18%	19%	18%	22%	19%	19%	15%
Japan	30%	25%	20%	26%	25%	21%	24%	13%	10%	17%	27%
Asia	8%	9%	6%	12%	9%	9%	10%	11%	11%	10%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2005					2006					2007
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1

Functional Verification	20%	19%	21%	25%	21%	26%	22%	24%	23%	24%	24%
Digital IC Design	27%	23%	26%	29%	28%	20%	26%	19%	26%	24%	26%
Custom IC Design	23%	31%	27%	22%	25%	27%	27%	30%	26%	27%	24%
Design for Manufacturing	9%	9%	9%	8%	9%	8%	8%	8%	6%	7%	7%
System Interconnect	10%	9%	8%	7%	8%	9%	8%	10%	11%	9%	10%
Services & Other	11%	9%	9%	9%	9%	10%	9%	9%	8%	9%	9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance